PIMCO Funds

Supplement Dated November 6, 2015 to the
International Bond Funds Prospectus (the Prospectus) dated July 31, 2015, as supplemented

Disclosure Related to the PIMCO Foreign Bond Fund (Unhedged),
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged), PIMCO Global Bond Fund (Unhedged) and PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Foreign Bond Fund (Unhedged)

Effective December 1, 2015, the broad-based securities market index of the PIMCO Foreign Bond Fund (Unhedged) is the Barclays Global Aggregate ex-USD (USD Unhedged) Index. Accordingly, the following changes are made.

The average portfolio duration of this Fund normally varies within three years (plus or minus) of the portfolio duration of the securities comprising the Barclays Global Aggregate ex-USD (USD Unhedged) Index, as calculated by PIMCO, which as of September 30, 2015 was 7.39 years.

Effective December 1, 2015, the Funds broad-based securities market index is the Barclays Global Aggregate ex-USD (USD Unhedged) Index. The Barclays Global Aggregate ex-USD (USD Unhedged) Index provides a broad-based measure of the global investment-grade fixed income markets, excluding USD. The two major components of this index are the Pan-European Aggregate and the Asian-Pacific Aggregate Indices. The index also includes Euro-Yen corporate bonds and Canadian Government securities. It is not possible to invest directly in an unmanaged index. The Funds new broad-based securities market index was selected as its use is more closely aligned with the Funds principal investment strategies. Prior to December 1, 2015, the Funds primary benchmark was the JPMorgan GBI Global ex-US FX NY Index Unhedged in USD.

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

Effective December 1, 2015, the broad-based securities market index of the PIMCO Foreign Bond Fund (U.S. Dollar-Hedged) is the Barclays Global Aggregate ex-USD (USD Hedged) Index. Accordingly, the following changes are made.

The average portfolio duration of
this Fund normally varies within three years (plus or minus) of the portfolio duration of the securities comprising the Barclays Global Aggregate ex-USD (USD Hedged) Index, as calculated by PIMCO, which as of September 30, 2015 was 7.39 years.

Effective December 1, 2015, the Funds broad-based securities market index is the Barclays Global Aggregate ex-USD (USD Hedged) Index. The Barclays Global Aggregate ex-USD (USD Hedged) Index provides a broad-based measure of the global investment-grade fixed income markets, excluding USD. The two major components of this index are the Pan-European Aggregate and the Asian-Pacific Aggregate Indices. The index also includes Euro-Yen corporate bonds and Canadian Government securities. It is not possible to invest directly in an unmanaged index. The Funds new broad-based securities market index was selected as its use is more closely aligned with the Funds principal investment strategies. Prior to December 1, 2015, the Funds primary benchmark was the JPMorgan GBI Global ex-US Index Hedged in USD.


PIMCO Global Bond Fund (Unhedged)

Effective December 1, 2015, the broad-based securities market index of the PIMCO Global Bond Fund (Unhedged) is the Barclays Global Aggregate
(USD Unhedged) Index. The average portfolio duration of this Fund normally varies within three years (plus or minus) of the portfolio duration of the securities comprising the Barclays Global Aggregate (USD Unhedged) Index, as calculated by PIMCO, which as of September 30, 2015 was 6.42 years.

Effective December 1, 2015, the Funds broad-based securities market index is the Barclays Global Aggregate (USD Unhedged) Index. The Barclays Global Aggregate (USD Unhedged) Index provides a broad-based measure of the global investment-grade fixed income markets.The three major components of this index are the U.S. Aggregate, the Pan-European Aggregate, and the Asian-Pacific Aggregate Indices. The index also includes Eurodollar and Euro-Yen corporate bonds, Canadian Government securities, and USD investment grade 144A securities. It is not possible to invest directly in an unmanaged index. The Funds new broad-based securities market index was selected as its use is more closely aligned with the Funds principal investment strategies. Prior to December 1, 2015, the Funds primary benchmark was the JPMorgan GBI Global FX NY Index Unhedged in USD.

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

Effective December 1, 2015, the broad-based securities market index of the PIMCO Global Bond Fund (U.S. Dollar-Hedged) is the Barclays Global Aggregate (USD Hedged) Index. Accordingly, the following changes are made.

The average portfolio duration of this Fund normally varies within three years (plus or minus) of the portfolio duration of the securities comprising the Barclays Global Aggregate (USD Hedged) Index, as calculated by PIMCO, which as of September 30, 2015 was 6.42 years.

Effective December 1, 2015, the Funds broad-based securities market index is the Barclays Global Aggregate (USD Hedged) Index. The Barclays Global Aggregate (USD Hedged) Index provides a broad-based measure of the global investment-grade fixed income markets. The three major components of this index are the U.S. Aggregate, the Pan-European Aggregate, and the Asian-Pacific Aggregate Indices. The index also includes Eurodollar and Euro-Yen corporate bonds, Canadian Government securities, and USD investment grade 144A securities. It is not possible to invest directly in an unmanaged index. The Funds new broad-based securities market index was selected as its use is more closely aligned with the Funds principal investment strategies. Prior to December 1, 2015, the Funds primary benchmark was the JPMorgan GBI Global Index Hedged in USD.

Investors Should Retain This Supplement for Future Reference